    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996

                                                      REGISTRATION NO. 333-12671
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              SAPIENT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            7373                           04-3130648
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

               ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                               JERRY A. GREENBERG
                                J. STUART MOORE
                            CO-CHAIRMEN OF THE BOARD
                          CO-CHIEF EXECUTIVE OFFICERS
                              SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
(NAMES, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                             ---------------------

                                   COPIES TO:

              PAUL P. BROUNTAS, ESQ.                             KEITH F. HIGGINS, ESQ.
                   HALE AND DORR                                      ROPES & GRAY
                  60 STATE STREET                                ONE INTERNATIONAL PLACE
            BOSTON, MASSACHUSETTS 02109                        BOSTON, MASSACHUSETTS 02110
                  (617) 526-6000                                     (617) 951-7000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     This Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-12671) is being filed solely for the purpose of filing a new
Exhibit 5.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT NO.                                         DESCRIPTION
-----------       --------------------------------------------------------------------------------
      **1    --   Form of Underwriting Agreement.
     *3.1    --   Amended and Restated Certificate of Incorporation.
     *3.2    --   Amended and Restated Bylaws.
     *4.1    --   Specimen Certificate for Shares of Common Stock, $.01 par value, of the
                  Registrant.
        5    --   Opinion of Hale and Dorr with respect to the validity of the securities being offered.
    *10.1    --   Lease between the Registrant and One Memorial Drive Limited Partnership, dated
                  March 30, 1994, as amended December 5, 1995, for offices at One Memorial Drive,
                  Cambridge, Massachusetts.
    *10.2    --   Lease between the Registrant and S.P.N.W. Management Associates Limited
                  Partnership, dated November 2, 1995, for offices at 10 Exchange Place, Jersey
                  City, New Jersey.
    *10.3    --   Lease between the Registrant and The Prudential Insurance Company of America,
                  dated July 17, 1995, for offices at 580 California Street, San Francisco,
                  California.
    *10.4    --   1992 Stock Plan.
    *10.5    --   1996 Equity Stock Incentive Plan.
    *10.6    --   1996 Director Stock Option Plan.
    *10.7    --   Executive Bonus Plan.
    *10.8    --   Revolving Loan Facility with Fleet Bank of Massachusetts, N.A., dated July 11,
                  1994, as amended July 1, 1995 and February 15, 1996.
   **10.9    --   Standard Form Employment Agreement between the Registrant and its Employees.
     **11    --   Calculation of shares used in determining earnings per share.
     **21    --   List of subsidiaries.
     23.1    --   Consent of Hale and Dorr (included in Exhibit 5).
   **23.2    --   Consent of KPMG Peat Marwick LLP.
   **23.3    --   Consent of Ernst & Young LLP.
   **24.1    --   Powers of Attorney (included on the signature pages hereto).


---------------
 * Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-1586).

** Previously filed.


     (b) Financial Statement Schedules



     All schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of October, 1996.


                                          SAPIENT CORPORATION

                                          By: /s/ JERRY A. GREENBERG

                                            ------------------------------------
                                            Name: Jerry A. Greenberg
                                            Title:  Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                        DATE
-------------------------------------  ------------------------------------  -----------------
         /s/  JERRY A. GREENBERG       Co-Chief Executive Officer and         October 22, 1996
-------------------------------------    Director (Principal Executive
         Jerry A. Greenberg              Officer)
                     *                 Co-Chief Executive Officer and         October 22, 1996
-------------------------------------    Director (Principal Executive
           J. Stuart Moore               Officer)
                     *                 Chief Financial Officer (Principal     October 22, 1996
-------------------------------------    Financial and Accounting Officer)
          Susan D. Johnson
                     *                 Director                               October 22, 1996
-------------------------------------
           Carl S. Sloane
                     *                 Director                               October 22, 1996
-------------------------------------
       Darius W. Gaskins, Jr.
                     *                 Director                               October 22, 1996
-------------------------------------
           Bruce D. Parker
                     *                 Director                               October 22, 1996
-------------------------------------
         R. Stephen Cheheyl


*By:   /s/  DEBORAH ENGLAND GRAY
     ---------------------------
             Attorney-in-Fact

                                      II-2